Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

API Nanotronics Corp.

505 University Avenue, Suite 1400

Toronto, Ontario M5G 1X3

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated July 24, 2006, (except note 22, as of November 6, 2006) relating to the consolidated financial statements of API Electronics Group Corp. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Dunwoody, LLP

BDO Dunwoody, LLP

Toronto, Ontario

February 2, 2007